Exhibit 99.1

DPL Announces Timing of Second Quarter 2009 Earnings Release and Webcast Conference Call

DAYTON, Ohio, July 7, 2009 — DPL Inc. (NYSE:DPL) will announce its second quarter 2009 earnings on Wednesday, July 29, 2009, after the market closes.

In conjunction with the earnings release, DPL will conduct a live webcast of its conference call with financial analysts on Thursday, July 30, 2009 at 9:00 a.m. Eastern time.  DPL executive management will present an overview of the company’s financial results followed by a question and answer session.

Financial analysts may participate in the call by using the domestic dial in number of 888-713-4214 or the international dial-in number of 617-213-4866.  The access code is 90454173.  Please dial into the call at least fifteen minutes prior to the call to register.

Participants may also pre-register for the conference call at https://www.theconferencingservice.com/prereg/key.process? key=PTPP9WEB7.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference.

The live webcast will be available on the DPL Inc. website at www.dplinc.com.  Please go to the site at least 15 minutes prior to the start of the call to register, download and install any necessary software.  The conference call will be available for replay after the call on the DPL Inc. website in the investor relations section.

About DPL

DPL Inc. (NYSE:DPL) is a regional energy company.  DPL was named one of Forbes’ “100 Most Trustworthy Companies” in 2009.

DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 514,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 3,750 megawatts of generation capacity, of which 2,850 megawatts are low cost coal-fired units and 900 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

News Media Contact:	Investor Relations Contact:
DPL Media Line (937) 224-5940 communications@dplinc.com	Craig Jackson, Assistant Treasurer (937) 259-7033